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EXHIBIT 10.6

                        DISTRIBUTION SUBLICENSE AGREEMENT

         This Distribution Sublicense Agreement (this "Sublicense Agreement") is entered into as of May 1, 2002 (the "Effective Date") by and between ALFRED HANSER ("Sublicensor"), having a place of business at 5600 Avenida Encinas, Suite 130; Carlsbad, CA 92008 and 2 CHANSIS, a California corporation ("Sublicensee"), having a place of business at 5600 Avenida Encinas, Suite 130, Carlsbad, C.A. 92008.

                                    RECITALS

A. Sublicensor has entered into that certain Distribution Sublicense Agreement dated February 8, 2002 with Channoine Cosmetics AG Liechtenstein, a corporation located in the principality of Liechtenstein, Europe ("Channoine") (the "Distribution Agreement," a copy of which is attached hereto as EXHIBIT A) pursuant to which Channoine granted. to Sublicensor the exclusive right to distribute the Channoine products described in Section 4 the Distribution Agreement (the "Products") in the United States of America, Canada and Mexico (collectively, the "Territory").

B. The Distribution Agreement grants Sublicensor the right to grant a sublicense to a third party in accordance with the terms of the Distribution Agreement.

C. Sublicensor desires to grant to Sublicensee, and Sublicensee desires to accept, a sublicense to distribute the Products in the Territory as further provided in this Sublicense Agreement. As consideration for Sublicensor's grant to Sublicensee of the sublicense hereunder, Sublicensee is granting to Sublicensor 3,250 shares of Common Stock of Sublicensor concurrently herewith.

         For good and valuable consideration, the receipt and sufficiency of which the parties hereby agree is sufficient, the parties hereto agree as follows:

         1.       DISTRIBUTION RIGHTS

         Subject to the terms of this Sublicense Agreement, Sublicensor hereby grants to Sublicensee an irrevocable, filly paid, exclusive, sublicense to distribute the Products in the territory. Unless otherwise agreed to in writing by the parties, the sublicense granted to Sublicensee hereunder is limited to Product distribution through direct sales, multi-level marketing and network marketing and shall not apply to the other distribution channels listed in
Section 12 of the Distribution Agreement (high end department store outlets, boutiques, health and beauty spas, TV shopping networks, infomercials) (as may be modified in writing by the parties, the "Distribution Channel").

         2.       DURATION OF CONTRACT

         This Sublicense Agreement shall commence upon the Effective Date and continue for a period of five (5) years. Thereafter, Sublicensee shall have five
(5) consecutive options to extend the term for additional five (5) year periods, by delivering written notice of Sublicensee's election to extend not less than one month prior to the conclusion of the then-current term.

         Sublicensee may terminate this Sublicense Agreement at any time, with or without cause, upon one month's prior written notice to Sublicensor.

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         If, during the term of this Distribution Sublicense Agreement,
Sublicensee is in material breach of the terms of this hereof, Sublicensor may give written notice of such breach to Sublicensee and an opportunity to cure the breach within thirty (30) days. If such breach is not cured within such thirty
(30) day period, Sublicensor may immediately terminate this Distribution Sublicense Agreement by subsequent written notice Sublicensee,

         3.       PRODUCTS AND PRICING

         Sublicensor shall make available for distribution by Sublicensee the same selection, quantity and terms of delivery of Products that is made available by Channoine to Sublicensor, including the addition of new Products as set forth in Section 5 of the Distribution Agreement. Sublicensee shall pay no more for the Products or delivery thereof than Sublicensee would pay to Channoine, it being understood and agreed by the parties that Sublicensor shall not earn any commission, rebate, refund, or any other compensation in connection with Sublicensee's distribution of Products hereunder (other than as specifically allowed under Sublicensee's employment relationship with Sublicensor). Sublicensor shall promptly notify Sublicensee of any changes to the Products, prices or related terms that are announced by Channoine.

         4.       SUPERVISION BY SUBLICENSOR

         As required under Section 8 of the Distribution Agreement, Sublicensor and Sublicensee agree that Sublicensor will supervise and assure Sublicensee's compliance with Channoine's quality standards at all times, including without limitation review of all collateral material used by Sublicensee. In the event that Sublicensor believes that any activity by Sublicensee is compromising or might compromise Channoine's quality standards, Sublicensor shall immediately notify Sublicensee in writing, describing in detail the nature of the activity, and provide Sublicensee a reasonable opportunity to address and rectify the matter.

         5.       SUBLICENSOR'S COVENANTS, REPRESENTATIONS AND WARRANTIES

                  Sublicensor represents, warrants and agrees:

                  5.1 that Sublicensor will not terminate the Distribution Agreement prior to the termination of this Sublicense agreement;

                  5.2 that Sublicensor will use his best EFFORTS to comply in all respects with each and every obligation of his under the Distribution Agreement and to keep the Distribution Agreement in full force and effect;

                  5.3 that Sublicensor will not take or permit others under his control or direction to take any actions that will or are likely to result in damage to Channoine 's reputation or quality standards;

                  5.4 that Sublicensor will immediately deliver to Sublicensee a copy of all notices and correspondence to or from Channoine relating in any way to any alleged broach or non-compliance by Sublicensor or Channoine under the Distribution Agreement;

                  5.5 that Sublicensor will not amend the Distribution Agreement without first receiving Sublicensee's prior written consent to the amendment(s);

                  5.6 that, upon written request by Sublicensee, Sublicensor will act on Sublicensee's behalf with respect to the enforcement of any rights of Sublicensor under the Distribution Agreement in

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the event of any default by Channoine under the Distribution Agreement, including without limitation the commencement of litigation, if necessary, in Sublicensor's name, to enforce Sublicensee s rights under this Distribution Sublicense Agreement:

                  5.7 that, as of the Effective Date, (i) the Distribution Agreement, attached hereto as EXHIBIT A hereto, is a true, complete and correct copy of the Distribution Agreement, and there are not other agreements which modify its terms, (ii) the Distribution Agreement is in full force and effect, and that, to the hest of Sublicensor's knowledge, there exists under the Distribution Agreement no default or event of default by either Channoine or Sublicensor, and (iii) the Products comply with all local, state and federal laws relating to the distribution and use thereof within the Territory, provided, however, Sublicensor makes no representation or warranty that the Products or the labeling thereof comply with laws of the countries of Canada or Mexico.

                  5.8 without limiting any rights and obligations provided by law, Sublicensor will not pursue or avail himself or any affiliated entity of any opportunities discovered by or made available to Sublicensor in connection with the performance of Sublicensor's activities relating to this Distribution Sublicense Agreement Or Sublicensor's employment with Sublicensee, without first offering such opportunity to Sublicensee. For example, Sublicensor will not directly or through an affiliated entity enter into a distribution license with Licensor to distribute products in a territory other than the Tenitory, without first offering such opportunity to Sublicensee to enter directly into such an agreement with Licensor. This provision shall survive the expiration or earlier termination of this Distribution Sublicense Agreement for a period of one year.

         6.       CONVENANT NOT TO COMPETE

                  DURING THE TERM OF THIS DISTRIBUTION SUBLICENSE AGREEMENT AND FOR A PERIOD OF TWENTY-FOUR (24) MONTHS AFTER THE TERMINATION HEREOF, SUBLICENSOR MUST NOT ENGAGE IN ANY WORK, PAID OR UNPAID, THAT CREATES AN ACTUAL OR POTENTIAL CONFLICT OF INTEREST WITH SUBLICENSEE IN THE TERRITORY IN CONNECTION WITH DISTRIBUTING THE PRODUCTS THROUGH THE DISTRIBUTION CHANNEL. SUCH WORK SHALL INCLUDE, BUT IS NOT LIMITED TO, DIRECTLY OR INDIRECTLY COMPETING WITH SUBLICENSEE IN ANY WAY, OR ACTING AS AN OFFICER, DIRECTOR, EMPLOYEE, CONSULTANT, STOCKHOLDER, VOLUNTEER, LENDER, OR AGENT OF ANY BUSINESS ENTERPRISE OF THE SAME NATURE AS, OR WHICH IS IN DIRECT COMPETITION WITH, THE BUSINESS IN WHICH SUBLICENSEE IS NOW ENGAGED OR IN WHICH SUBLICENSEE BECOMES ENGAGED DURING THE TERM OF SUBLICENSOR'S EMPLOYMENT WITH COMPANY.

         7.       SUBLICENSEE'S COVENANTS, REPRESENTATIONS, AND WARRANTIES

                  Sublicensee represents warrants and agrees that it has received and reviewed the Distribution Agreement attached hereto as EXHIBIT A and is aware of Sublicensor's obligations thereunder.

                  Without limiting any rights and obligations provided by law, Sublicensee will not pursue or avail itself or any affiliated entity of any opportunities discovered by or made available to Sublicensee in connection with the performance of Sublicensee's activities relating to this Distribution Sublicense Agreement, without first offering such opportunity to Sublicensor to participate in same.

         8.       TRADEMARKS

                  The parties acknowledge and agree that Channoine and its suppliers have acquired various patents, trademarks, trade names, and trade secrets with respect to the Products, and that matters relating to the manufacture; production and distribution of the Products constitute confidential

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information and trade secrets of Channoine and its suppliers and are not commonly known or accessible to the trade. Sublicensor hereby grants Sublicensee the right to use trade names, confidential information or trade secrets for the sole purpose of furthering the Products' sale in the Territory. Sublicensee is granted the right to use or duplicate same, in part or in whole, for the design and marketing of sales aids and other collateral, subject, however to Sublicensor's right and obligation to supervise and have final approval of Sublicensee s marketing of the Products as set. forth in Section 4 above.

         9.       CONFIDENTIAL INFORMATION.

                  9.1 DEFINITION OF CONFIDENTIAL INFORMATION. "Confidential Information" as used in this Sublicense shall mean any and all technical and non-technical information including copyright, trade secret, and proprietary information, techniques, know-how, processes, equipment, future and proposed products and services of a party, a party's sales people, suppliers and customers, and includes without limitation a party's information concerning research, design details and specifications, engineering, financial information, customer lists, business forecasts, sales and marketing information.

                  9.2 NONDISCLOSURE AND NONUSE OBLIGATIONS. Except as permitted in this paragraph, neither party (the "Receiving Party") shall use nor disclose the Confidential Information of the other party (the "Disclosing Party") except as necessary to perform its obligations under this Sublicense. The Receiving Party agrees that it shall treat all Confidential Information of the Disclosing Party with the same degree of care as the Receiving Party accords to its own Confidential Information of a similar nature, but in no case less than reasonable care under the circumstances. The Receiving Party may disclose Confidential Information only to those of its employees and contractors who need to know such information, and the Receiving Party certifies that such employees and contractors have previously agreed, either as a condition of employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those terms and conditions applicable to the Receiving Party under this Section 9 ("Confidential Information"). The Disclosing Party agrees not to communicate any information to the Receiving Party is violation of the proprietary rights of any third party. the Receiving Party will immediately give notice to the Disclosing Party of any unauthorized use or disclosure of the Confidential Information. The Receiving Party agrees to assist the Disclosing Party in remedying any such unauthorized use or disclosure of the (confidential Information. A breach of this Section 9.2 ("Nondisclosure and Nonuse Obligations") by the Receiving Party will cause irreparable harm and injury to the Disclosing Party for which money damages are inadequate. In the event of such breach, the Disclosing Party shall be entitled to injunctive relief, in addition to its legal and other equitable remedies. The Disclosing Party's nondisclosure and nonuse obligations under this Section 9.2 shall terminate three (3) years after the termination of this Distribution Sublicense Agreement.

                  9.3 EXCLUSIONS FROM NONDISCLOSURE AND NONUSE OBLIGATIONS. The Receiving Party's obligations under Section 9.2 ("Nondisclosure and Nonuse Obligations") with respect to any portion of the Confidential Information shall not apply to any such portion which the Receiving Party can demonstrate, (a) was in the public domain at or subsequent to the time such portion was communicated to the Receiving Party by the Disclosing (Party through no fault of the Receiving Party; (b) was rightfully in the Receiving Party's possession free of any obligation of confidence at or subsequent to the time such portion was communicated to the Receiving Fatly by the Disclosing Party; or (c) was developed by employees of the Receiving Party independently of and without reference to any information communicated to the Receiving Party by the Disclosing Party. A disclosure of Confidential Information by the Receiving Party, either (a) in response to a valid order by a court or other governmental body, (b) otherwise required by law, or (c) necessary to establish the rights of either party under this Sublicense, shall not be considered to be a breach of this Sublicense or a waiver of confidentiality for other purposes; provided, however, that the Receiving Party shall provide prompt prior written notice thereof to the

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                  Disclosing Party to enable the Disclosing Party to seek a
protective order or otherwise prevent such disclosure.

         10.      LIMITATION OF LIABILITY.

                  EXCEPT FOR LIABILTY ARISING OUT OF A BREACH OF THE. CONFIDENTIALITY OBLIGATIONS, IN NO EVENT SHALL, EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY FOR THE COST OF SUBSTITUTE GOODS OR SERVICES, ANY SPECIAL, CONSEQUENTIAL INCIDENTAL, INDIRECT EXEMPLARY OR PUNITIVE DAMAGES, HOWEVER CAUSED, ARISING OUT OF OR RESULTING FROM THIS DISTRIBUTION SUBLICENSE AGREEMENT OR THE USE OF THE PRODUCTS, REGARDLESS OF' THE FORM OF ACTION, WHETHER FOR BREACH OF CONTRACT, BREACH OF WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE (INCLUDING WITHOUT LIMITATION DAMAGES BASED ON LOSS OF PROFITS, DATA, FILES. OR BUSINESS INTERRUPTION OR OPPORTUNITY), AND WHETHER OR NOT THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATIONS SET FORTH ABOVE SHALL. BE DEEMED TO APPLY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL, PURPOSE OF ANY LIMITED REMEDIES SET FORTH IN THIS DISTRIBUTION SUBLICENSE AGREEMENT. THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE FULLY CONSIDERED THE FOREGOING ALLOCATION OF RISK AND FIND IT REASONABLE, AND THAT' THE FOREGOING LIMITATIONS ARE AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES.

         11.      INDEMNIFICATION

                  11.1 SUBLICENSOR'S INDEMNIFICATION. Sublicensor shall indemnify, protect, defend (with counsel reasonably acceptable to Sublicensee) and hold Sublicensee, its officers, employees, agents, contractors and subcontractors free and harmless of and from all liability, judgments, costs, damages, claims, demands and expenses (including reasonable consultants', attorneys' and experts' fees and costs) arising out of (i) Sublicensor's failure to comply with or to perform Sublicensor's obligations under this Distribution Sublicense Agreement, (ii) any act or failure to act by Sublicensor in a manner which would constitute a breach under the Distribution Agreement, (iii) any breach by Sublicensor of any of Sublicensor's representations, warranties or covenants set forth in this Distribution Sublicense Agreement, and (iv) Sublicensor's tortious conduct. Sublicensor's indemnification obligation shall also cover any liability. judgments, costs, damages, claims, demands, and expenses (including reasonable consultants, attorneys' and experts' fees and costs) incurred by Sublicensee, in the event the Distribution Agreement is terminated (A) due to the fault of Sublicensor or (B) due to Sublicensor's voluntary termination of the Distribution Agreement prior to the expiration of the term of the Distribution Agreement.

                  11.2 SUBLICENSEE'S INDEMNIFICATION. Sublicensee shall indemnify, protect, defend (with counsel reasonably acceptable to Sublicensor) and hold Sublicensor, its officers, employees, agents, contractors and subcontractors free and harmless of and from all liability, judgments, costs, damages, claims, demands and expenses (including reasonable consultants', attorneys' and experts' fees and costs) arising nut of (i) Sublicensee's failure to comply with or to perform Sublicensee's obligations under this Distribution Sublicense Agreement, (ii) any breach by Sublicensee of any of Sublicensee's representations, warranties or covenants set forth in this Distribution Sublicense Agreement, and (iii) Sublicensee's tortious conduct.

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         12.      GENERAL.

                  12.1 ASSIGNMENT. Sublicensee shall not assign this Distribution Sublicense Agreement in whole or in part without the prior written consent of Sublicensor.

                  12.2 SURVIVAL. The following sections shall survive the expiration or earlier termination of this Distribution Sublicense Agreement: 6 ("Covenant Not to Compete"), 9 ("Confidential Information"), 10 ("Limitation of Liability"), 11 ("Indemnification"), and 12.2 ("Survival").

                  12.3 GOVERNING LAW. This Distribution Sublicense Agreement shall be governed in alt respects by the laws of the State of California. Each party will voluntarily appear before and hereby consents and submits to the jurisdiction of the state and federal courts in the Stale of California. In addition, each party consents to venue and hereby waives objections to venue for any action commenced in such courts. The prevailing party in any such litigation or dispute shall he entitled to recover from the other party its costs and fees, including attorneys' fees, associated with such litigation or dispute. Each party agrees to perform its obligations and exercise its rights under this Sublicense in accordance with all applicable laws and regulations.

                  12.4 WAIVER. The failure of either party to require performance by the other party of any provision of this Distribution Sublicense Agreement shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision of this Distribution Sublicense Agreement be taken or held to be a waiver of the provision itself.

                  12.5 ENTIRE AGREEMENT AND AMENDMENT. This Distribution Sublicense Agreement completely and exclusively states the agreement of the parties regarding its subject matter. It supersedes, and its terms govern, all prior or contemporaneous understandings, term sheets, memoranda of understanding, sublicenses, representations, or other communications between the parties, oral or written, regarding such subject matter. This Distribution Sublicense Agreement may he executed in counterparts all of which taken together shall constitute one single agreement between the parties. This Distribution Sublicense Agreement may be amended only in a written document signed by both parties.

                  12.6 HEADINGS. The section headings appearing in this Distribution Sublicense Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such paragraph or in any way affect such paragraph.

                  12.7 CONSTRUCTION. This Distribution Sublicense Agreement has been negotiated by the parties and will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any party. Any ambiguity will not be interpreted against the drafting party.

                  12.8 FORCE MANURE. Neither party shall he liable for nonperformance or delays, under any circumstances, which occur due to any causes beyond its reasonable control. These causes shall include, but shall not be limited to acts of Cod, wars, riots, strikes, fires, storms, floods, earthquakes, shortages of labor or materials, labor disputes, vendor failures, transportation embargoes, acts of any government or agency thereof and judicial actions. In the event of any such delay or failure of performance, the date of delivery or performance shall be deferred for a period equal to the time lost by reason of the delay. In no event shall either party be liable to the other for any delay or re-procurement costs for failure to meet any shipment or performance date.

                  12.9 NOTICE. Any notice required or permitted by this Sublicense shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally;
(b) by overnight courier, upon written verification of receipt; (e) by telecopy or

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facsimile transmission, upon acknowledgement of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses first set forth above or to such other address as either party may specify in writing.

                  12.10 SEVERABILITY. If any provision of this Sublicense is held by a court of law in be illegal, invalid or unenforceable; (i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (ii) the legality, validity and enforceability of the remaining provisions of this Sublicense shall not be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have executed this Sublicense as of the Effective Date and the person signing below represents and warrants that he/she is duly authorized to sign for and on behalf of the respective party.

SUBLICENSOR                         SUBLICENSEE:

By: /s/Alfred Hanser                2 Chansis a California, corporation
    -----------------               By: /s/Ray W. Grimm, Jr.
    Alfred Hanser                       --------------------
                                        Ray W. Grimm, Jr.

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                                    Exhibit A
                             Distribution Agreement